Exhibit 99.3

Cornerstone Management, Inc.

c/o Guangzhou Cornerstone Asset Management Co., Ltd.

49F, Guangzhou CTF Finance Centre

No. 6 Zhujiang East Road, Zhujiang New Town, Tianhe, Guangzhou

Guangdong Province, 510032, PRC

Tel: +86-20-3891-7643

May 16, 2018

Erin E. Martin, Special Counsel

Office of Financial Services

Division of Corporate Finance

U.S. Securities and Exchange Commission

Mail Stop 4631

100 F Street, N.E.

Washington, D.C. 20549-4631

Re:	Cornerstone Management, Inc.

Registration Statement on Form F-1

Filed March 26, 2018

CIK No. 1731899

Dear Ms. Martin:

I am the Chief Executive Officer of Cornerstone Management, Inc., a British Virgin Islands company (the “Company”). In connection with a proposed initial public offering of the Company’s ordinary shares, we hereby respectfully request that the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), the registration statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of its confidential submission on March 26, 2018, the Company’s draft Registration Statement (the “Draft Registration Statement”) satisfied Item 8.A.4 of Form 20-F, which is applicable to the Draft Registration Statement pursuant to Item 4(a) of Form F-1, because it contained audited financial statements from the inception date to March 31, 2016 and the fiscal year ended March 31, 2017, and unaudited financial statements for six months ended September 30, 2016 and 2017. However, because the Company’s audited financial statements for the fiscal year ended March 31, 2018 will not be available until approximately late June, 2018, the Company’s revised draft registration statement (the “Revised Draft Registration Statement”) on May 16, 2018 contained only audited financial statements from the inception date to March 31, 2016 and the fiscal year ended March 31, 2017, and unaudited financial statements for six months ended September 30, 2016 and 2017, in each case prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s November 1, 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, on behalf of the Company, I represent to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, financial statements audited on a consolidated basis under any generally accepted auditing standards for the latest financial year.

3.	Compliance with Item 8.A.4 is impracticable and involves undue hardship for the Company.

4.	The Company does not anticipate that its audited financial statements for the year ended March 31, 2018 will be available until late June, 2018.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

We will file this letter as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Please do not hesitate to contact me if you have any questions regarding the foregoing or if we can provide any additional information.

Sincerely,

Cornerstone Management, Inc.

By:	/s/ Xu He
Name:	Xu He
Its:	Chief Executive Officer